3Q 2017 Earnings Release and Supplemental Information

CyrusOne

Phoenix Data Center – Chandler IV
Chicago Data Center – Aurora II

CyrusOne
Built for Tomorrow. Ready Today.

Quarter Ending September 30, 2017

3Q 2017 Earnings Release and Supplemental Information

Table of Contents

Earnings Release 3
Company Profile and Analyst Coverage 8
Consolidated Statements of Operations 9
Consolidated Balance Sheets 10
Consolidated Statements of Operations (5 quarters) 11
Consolidated Balance Sheets (5 quarters) 12
Consolidated Statements of Cash Flow 13
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA and NOI 14
Reconciliation of Net Income (Loss) to FFO and Normalized FFO 15
Market Cap Summary, Reconciliation of Net Debt, and Debt Schedule 16
Colocation Square Footage (CSF) and Utilization 17
2017 Guidance 18
Data Center Portfolio 19
NRSF Under Development / Land Available for Future Development 21
Leasing Statistics - Lease Signings 22
Customer Sector Diversification 23
Lease Distribution 24
Lease Expirations 25

Quarter Ending September 30, 2017

CyrusOne

Built for Tomorrow. Ready Today.

Exhibit 99.1
CyrusOne Reports Third Quarter 2017 Earnings
Signed $27 Million in Annualized GAAP Revenue
Year-over-Year Revenue Growth of 22%

DALLAS (October 30, 2017) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced third quarter 2017 earnings.

Highlights

Category	3Q’17	% Change vs. 3Q’16
Revenue	$175.3 million	22%
Net income / (loss)	$(55.1) million	n/m
Adjusted EBITDA	$95.9 million	31%
Normalized FFO	$71.4 million	30%
Net income / (loss) per share	$(0.61)	n/m
Normalized FFO per share	$0.79	18%

•	Leased 15 megawatts (MW) and 151,000 colocation square feet (CSF) in the third quarter, totaling $27 million in annualized GAAP revenue

•	Backlog of $37 million in annualized GAAP revenue as of the end of the third quarter, representing more than $290 million in total contract value

•	Added five Fortune 1000 companies as new customers in the third quarter, increasing the total number of Fortune 1000 customers to 195 as of the end of the quarter

•	Company record construction with completion of eight projects totaling 555,000 CSF and 76 MW to add inventory across key markets, including Phoenix, Northern Virginia, Chicago, Dallas and San Antonio

•	Closed the previously announced acquisition of 66 acres of land in Allen, Texas, with an option to acquire an additional 24 acres of adjacent land, to support growth in the Dallas market

•
Subsequent to the end of the quarter, signed commercial agreement with and made $100 million investment in GDS Holdings Limited (“GDS”), a leading data center provider in China, creating cross-selling opportunities and expanding our global presence

“We had an outstanding quarter in virtually all aspects of our business, including high growth rates across our key financial metrics, continued strong bookings, and a record level of capacity brought online, which positions us well to meet the demand in our late-stage sales funnel across our top markets,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “I am particularly excited about the recently announced strategic partnership with GDS, which joins leaders in serving hyperscale and enterprise customers and creates tremendous growth opportunities as customers expand their IT infrastructure footprints in the world’s two largest economies.”

Third Quarter 2017 Financial Results

Revenue was $175.3 million for the third quarter, compared to $143.8 million for the same period in 2016, an increase of 22%. The increase in revenue was driven primarily by a 45% increase in leased CSF and additional interconnection services.

Net loss was $(55.1) million for the third quarter, compared to net income of $4.4 million in the same period in 2016, primarily driven by a $54.4 million impairment for facilities in the Connecticut area. Net loss per basic and diluted common share1 was $(0.61) in the third quarter of 2017, compared to net income of $0.05 per basic and diluted common share in the same period in 2016.

Net operating income (NOI)2 was $112.3 million for the third quarter, compared to $89.2 million in the same period in 2016, an increase of 26%. Adjusted EBITDA3 was $95.9 million for the third quarter, compared to $73.1 million in the same period in 2016, an increase of 31%.

Normalized Funds From Operations (Normalized FFO)4 was $71.4 million for the third quarter, compared to $54.8 million in the same period in 2016, an increase of 30%. Normalized FFO per basic and diluted common share was $0.79 in the third quarter of 2017, an increase of 18% over third quarter 2016.

Leasing Activity

CyrusOne leased approximately 15 MW of power and 151,000 CSF in the third quarter, representing $2.2 million in monthly recurring rent, inclusive of the monthly impact of installation charges, or approximately $26.7 million in annualized GAAP revenue5 excluding estimates for pass-through power. The weighted average lease term of the new leases, based on square footage, is 68 months (5.7 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 56 months (taking into account the impact of the backlog), an increase of 22 months compared to December 31, 2015. Recurring rent churn6 for the third quarter was 0.6%, compared to 3.8% for the same period in 2016.

Portfolio Utilization and Development

In the third quarter, the Company completed construction on a company record 555,000 CSF and 76 MW of power capacity across a total of eight projects in Phoenix, Northern Virginia, Chicago, Dallas and San Antonio, increasing total CSF across 44 data centers to approximately 3.13 million CSF. This represents an increase of approximately 1.08 million CSF, or 52%, from September 30, 2016. CSF utilization7 as of the end of the third quarter was 93% for stabilized properties8 and 82% overall. In addition, the Company has development projects underway in Dallas, Northern Virginia, Phoenix, Raleigh-Durham, Austin and the New York Metro area that are expected to add approximately 327,000 CSF and 53 MW of power capacity.

Balance Sheet and Liquidity

As of September 30, 2017, the Company had gross assets9 totaling approximately $4.6 billion, an increase of approximately 42% over gross assets as of September 30, 2016. CyrusOne had $2.04 billion of long-term debt10, cash and cash equivalents of $24.6 million, and $753.8 million available under its unsecured revolving credit facility as of September 30, 2017. Net debt10 was $2.02 billion as of September 30, 2017, representing approximately 27% of the Company's total enterprise value of $7.4 billion, or 5.3x Adjusted EBITDA for the last quarter annualized. Available liquidity11 was $778.4 million as of September 30, 2017.

During the nine months ended September 30, 2017, the Company sold approximately 3.6 million shares of its common stock through its at-the-market equity program at an average price of $56.03, raising $197.5 million in net equity proceeds. As of September 30, 2017, there was approximately $93 million in remaining capacity under the original program authorization of $320 million. During the third quarter, the Board authorized a new program authorization of $500 million to replace the original program authorization.

Dividend

On August 2, 2017, the Company announced a dividend of $0.42 per share of common stock for the third quarter of 2017. The dividend was paid on October 13, 2017, to stockholders of record at the close of business on September 29, 2017.

Additionally, today the Company is announcing a dividend of $0.42 per share of common stock for the fourth quarter of 2017. The dividend will be paid on January 12, 2018, to stockholders of record at the close of business on December 29, 2017.

Strategic Partnership with GDS

Subsequent to the end of the third quarter, CyrusOne announced the formation of a new strategic partnership with the execution of a commercial agreement with GDS, a leading developer and operator of high-performance, large-scale data centers in China. Under this new partnership, CyrusOne and GDS will work together to market and cross-sell data center space and related services in both the United States and China, the two biggest economies in the world, with each country having a significant concentration of hyperscale companies.

In addition, CyrusOne purchased newly issued unregistered ordinary shares equivalent to 8.0 million American depository shares (“ADS”) at a price per ordinary share equivalent to $12.45 per ADS, a 4% discount to the October 17, 2017 closing price, for a total investment of $100 million. Each ADS is equivalent to eight ordinary shares. GDS intends to use the proceeds to fund development projects across key markets to provide capacity to sustain its strong sales momentum. CyrusOne president and chief executive officer Gary Wojtaszek will join the GDS Board of Directors.

Guidance

CyrusOne is updating guidance for full year 2017, tightening the guidance ranges for Total Revenue and Adjusted EBITDA, increasing the lower end of its guidance range for Normalized FFO per diluted common share, and increasing the lower and upper ends of the range for Capital Expenditures. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction and acquisition integration costs, legal claim costs, lease exit costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Previous 2017 Guidance(1)	Revised 2017 Guidance(1)
Total Revenue	$666 - 681 million	$670 - 677 million
Base Revenue	$591 - 601 million	$600 - 604 million
Metered Power Reimbursements	$75 - 80 million	$70 - 73 million
Adjusted EBITDA	$364 - 374 million	$369 - 372 million
Normalized FFO per diluted common share	$3.00 - 3.10	$3.05 - 3.10
Capital Expenditures	$700 - 750 million	$775 - 825 million
Development	$695 - 740 million	$770 - 817 million
Recurring	$5 - 10 million	$5 - 8 million

(1)Full year 2017 guidance includes the impact of the Sentinel data center acquisition from 3/1-12/31

Upcoming Conferences and Events

•	2017 RBC Capital Markets’ Technology, Internet, Media and Telecommunications Conference on November 7-8 in New York City

•	2017 Wells Fargo Media & Telecom Conference on November 7-8 in New York City

•	NAREIT’s REITWorld on November 14-16 in Dallas, Texas

•	Raymond James 2017 Technology Investors Conference on December 4-6 in New York City

•	UBS 45th Annual Global Media and Communications Conference on December 4-6 in New York City

•	Macquarie Bigger Data Corporate Day on December 11 in New York City

Conference Call Details

CyrusOne will host a conference call on October 31, 2017, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the third quarter of 2017. A live webcast of the conference call and the presentation to be made during the call will be available under the “Company” tab in the “Investors / Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on October 31, 2017, through November 14, 2017. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10112950.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission

(SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, Adjusted Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.
Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI, and Adjusted NOI as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, Adjusted NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, Adjusted NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to pay dividends. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Net loss per common share is defined as net loss divided by the weighted average common shares outstanding for the period, which were 90.4 million for the third quarter of 2017.
2Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio. From time to time, there may be non-recurring costs in property operating expenses, and as a result the Company may present Adjusted Net Operating Income (Adjusted NOI) to exclude the impacts of those costs.
3Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation, transaction and integration costs, severance and management transition costs, new accounting standards and systems implementation costs, asset impairments and (gain) loss on disposals, lease exit costs, legal claim costs and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

4Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus amortization of customer relationship intangibles, transaction and acquisition integration costs, legal claim costs and lease exit costs, and other special items including loss on extinguishment of debt, severance and management transition costs, and new accounting standards and systems implementation costs, as appropriate. FFO is net (loss) income computed in accordance with U.S. GAAP before real estate depreciation and amortization and Asset impairments and loss on disposal. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization of such intangibles and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry. However, other REITs may not calculate Normalized FFO in the same manner. Accordingly, the Company’s Normalized FFO may not be comparable to others.
5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

7CSF utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. CSF Utilized differs from CSF Leased presented in the Data Center Portfolio table because the utilization rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% utilized.
9Gross asset value is defined as total assets plus accumulated depreciation.
10Long-term debt and net debt exclude adjustments for deferred financing costs. Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash and cash equivalents.

11Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for nearly 1,000 customers, including 195 Fortune 1000 companies.

With a track record of meeting and surpassing the aggressive speed-to-market demands of hyperscale cloud providers, as well as the expanding IT infrastructure requirements of the enterprise, CyrusOne provides the flexibility, reliability, security, and connectivity that foster business growth. CyrusOne offers a tailored, customer service-focused platform and is committed to full transparency in communication, management, and service delivery throughout its 44 data centers worldwide. Additional information about CyrusOne can be found at www.CyrusOne.com.

# # #

Investor Relations:
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for nearly 1,000 customers, including 195 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 44 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 10-14 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	Robert Jackson, EVP General Counsel & Secretary
Dallas, Texas 75201	Diane Morefield, EVP & Chief Financial Officer	John Hatem, EVP Design, Construction & Operations
Phone: (972) 350-0060	Kevin Timmons, EVP & Chief Technology Officer	Blake Hankins, Chief Information Officer
Website: www.cyrusone.com	Tesh Durvasula, EVP & Chief Commercial Officer	John Gould, EVP Global Sales
	Jonathan Schildkraut, EVP & Chief Strategy Officer	Brent Behrman, EVP Strategic Sales
	Kellie Teal-Guess, EVP & Chief People Officer	Amitabh Rai, SVP & Chief Accounting Officer

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Barclays	Amir Rozwadowski	(212) 526-4043
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Credit Suisse	Sami Badri	(212) 538-1727
Deutsche Bank	Vin Chao	(212) 250-6799
Gabelli & Company	Sergey Dluzhevskiy	(914) 921-8355
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Macquarie Capital (USA) Inc.	Andrew DeGasperi	(212) 231-0649
Morgan Stanley	Simon Flannery	(212) 761-6432
MUFG Securities	Stephen Bersey	(212) 405-7032
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386
William Blair	Jim Breen, CFA	(617) 235-7513

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2017	2016	$	%	2017	2016	$	%
Revenue:
Base revenue and other	$155.5	$128.8	$26.7	21%	$440.8	$353.5	$87.3	25%
Metered power reimbursements	19.8	15.0	4.8	32%	50.7	38.2	12.5	33%
Revenue	$175.3	$143.8	$31.5	22%	491.5	391.7	99.8	25%
Costs and expenses:
Property operating expenses	63.0	54.6	8.4	15%	174.9	139.7	35.2	25%
Sales and marketing	3.9	4.7	(0.8)	(17)%	13.1	12.9	0.2	2%
General and administrative	17.5	13.9	3.6	26%	50.6	42.8	7.8	18%
Depreciation and amortization	68.7	50.6	18.1	36%	188.1	134.6	53.5	40%
Transaction and acquisition integration costs	3.0	1.2	1.8	150%	5.3	3.9	1.4	36%
Asset impairments and loss on disposal	55.5	—	55.5	n/m	59.3	—	59.3	n/m
Total costs and expenses	211.6	125.0	86.6	69%	491.3	333.9	157.4	47%
Operating income	(36.3)	18.8	(55.1)	(293)%	0.2	57.8	(57.6)	(100)%
Interest expense	17.9	13.8	4.1	30%	48.0	37.4	10.6	28%
Loss on extinguishment of debt	—	—	—	n/m	36.5	—	36.5	n/m
Net (loss) income before income taxes	(54.2)	5.0	(59.2)	n/m	(84.3)	20.4	(104.7)	n/m
Income tax expense	(0.9)	(0.6)	(0.3)	50%	(2.0)	(1.3)	(0.7)	54%
Net (loss) income	$(55.1)	$4.4	$(59.5)	n/m	$(86.3)	$19.1	$(105.4)	n/m
(Loss) income per share - basic and diluted	$(0.61)	$0.05	$(0.66)	n/m	$(0.99)	$0.24	$(1.23)	n/m

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	December 31,	Change
	2017	2016	$	%
Assets
Investment in real estate:
Land	$172.0	$142.7	$29.3	21%
Buildings and improvements	1,344.0	1,008.9	335.1	33%
Equipment	1,721.2	1,042.9	678.3	65%
Construction in progress	418.9	407.1	11.8	3%
Subtotal	3,656.1	2,601.6	1,054.5	41%
Accumulated depreciation	(722.1)	(578.5)	(143.6)	25%
Net investment in real estate	2,934.0	2,023.1	910.9	45%
Cash and cash equivalents	24.6	14.6	10.0	68%
Rent and other receivables, net	93.0	83.3	9.7	12%
Restricted cash	0.1	—	0.1	n/m
Goodwill	455.1	455.1	—	—%
Intangible assets, net	209.7	150.2	59.5	40%
Other assets	167.3	126.1	41.2	33%
Total assets	$3,883.8	$2,852.4	$1,031.4	36%
Liabilities and Equity
Accounts payable and accrued expenses	$244.7	$227.1	$17.6	8%
Deferred revenue	104.8	76.7	28.1	37%
Capital lease obligations	10.9	10.8	0.1	1%
Long-term debt, net	2,013.7	1,240.1	773.6	62%
Lease financing arrangements	133.3	135.7	(2.4)	(2)%
Total liabilities	2,507.4	1,690.4	817.0	48%
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 91,289,335 and 83,536,250 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	0.9	0.8	0.1	13%
Additional paid in capital	1,826.0	1,412.3	413.7	29%
Accumulated deficit	(449.2)	(249.8)	(199.4)	80%
Accumulated other comprehensive loss	(1.3)	(1.3)	—	—%
Total stockholders’ equity	1,376.4	1,162.0	214.4	18%
Total liabilities and equity	$3,883.8	$2,852.4	$1,031.4	36%

CyrusOne Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Revenue:
Base revenue and other	$155.5	$151.1	$134.2	$123.2	$128.8
Metered power reimbursements	19.8	15.8	15.1	14.2	15.0
Revenue	175.3	166.9	149.3	137.4	143.8
Costs and expenses:
Property operating expenses	63.0	59.6	52.3	47.8	54.6
Sales and marketing	3.9	4.3	4.9	4.0	4.7
General and administrative	17.5	17.3	15.8	17.9	13.9
Depreciation and amortization	68.7	63.7	55.7	49.3	50.6
Transaction and acquisition integration costs	3.0	1.7	0.6	0.4	1.2
Asset impairments and loss on disposal	55.5	3.6	0.2	5.3	—
Total costs and expenses	211.6	150.2	129.5	124.7	125.0
Operating income	(36.3)	16.7	19.8	12.7	18.8
Interest expense	17.9	16.5	13.6	11.4	13.8
Loss on extinguishment of debt	—	0.3	36.2	—	—
Net (loss) income before income taxes	(54.2)	(0.1)	(30.0)	1.3	5.0
Income tax expense	(0.9)	(0.7)	(0.4)	(0.5)	(0.6)
Net (loss) income	$(55.1)	$(0.8)	$(30.4)	$0.8	$4.4
(Loss) income per share - basic and diluted	$(0.61)	$(0.01)	$(0.36)	$0.01	$0.05

CyrusOne Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Assets
Investment in real estate:
Land	$172.0	$160.0	$156.9	$142.7	$143.1
Buildings and improvements	1,344.0	1,291.7	1,270.9	1,008.9	1,009.3
Equipment	1,721.2	1,525.3	1,438.0	1,042.9	976.9
Construction in progress	418.9	555.8	371.7	407.1	304.0
Subtotal	3,656.1	3,532.8	3,237.5	2,601.6	2,433.3
Accumulated depreciation	(722.1)	(679.6)	(625.9)	(578.5)	(546.4)
Net investment in real estate	2,934.0	2,853.2	2,611.6	2,023.1	1,886.9
Cash and cash equivalents	24.6	40.0	20.4	14.6	11.0
Rent and other receivables, net	93.0	93.4	89.4	83.3	73.0
Restricted cash	0.1	0.8	0.6	—	—
Goodwill	455.1	455.1	455.1	455.1	455.1
Intangible assets, net	209.7	216.3	223.1	150.2	155.8
Other assets	167.3	157.8	143.6	126.1	114.5
Total assets	$3,883.8	$3,816.6	$3,543.8	$2,852.4	$2,696.3
Liabilities and Equity
Accounts payable and accrued expenses	$244.7	$276.0	$268.2	$227.1	$214.6
Deferred revenue	104.8	96.5	93.3	76.7	72.5
Capital lease obligations	10.9	11.7	12.4	10.8	11.9
Long-term debt, net	2,013.7	1,832.5	1,731.8	1,240.1	1,065.7
Lease financing arrangements	133.3	134.0	134.5	135.7	141.9
Total liabilities	2,507.4	2,350.7	2,240.2	1,690.4	1,506.6
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 91,289,335 and 83,536,250 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	0.9	0.9	0.9	0.8	0.8
Additional paid in capital	1,826.0	1,821.9	1,620.5	1,412.3	1,408.9
Accumulated deficit	(449.2)	(355.7)	(316.5)	(249.8)	(218.8)
Accumulated other comprehensive loss	(1.3)	(1.2)	(1.3)	(1.3)	(1.2)
Total stockholders' equity	1,376.4	1,465.9	1,303.6	1,162.0	1,189.7
Total liabilities and equity	$3,883.8	$3,816.6	$3,543.8	$2,852.4	$2,696.3

CyrusOne Inc.
Condensed Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016
Cash flows from operating activities:
Net (loss) income	$(86.3)	$19.1	$(55.1)	$4.4
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	188.1	134.6	68.7	50.6
Non-cash interest expense and change in interest accrual	2.1	11.1	(8.6)	9.6
Stock-based compensation expense	11.6	8.5	3.9	2.3
Provision for bad debt	0.5	0.9	0.2	0.2
Loss on extinguishment of debt	36.5	—	—	—
Asset impairments and loss on disposal	59.3	—	55.5	—
Change in operating assets and liabilities:
Rent receivables and other assets	(53.7)	(29.0)	(12.4)	(20.1)
Accounts payable and accrued expenses	4.8	2.6	8.1	0.9
Deferred revenues	27.2	(6.2)	8.3	0.8
Net cash provided by operating activities	190.1	141.6	68.6	48.7
Cash flows from investing activities:
Capital expenditures – asset acquisitions, net of cash acquired	(492.3)	(131.1)	—	—
Capital expenditures – other development	(709.1)	(425.4)	(224.1)	(178.3)
Changes in restricted cash	(0.1)	1.5	0.7	0.3
Net cash used in investing activities	(1,201.5)	(555.0)	(223.4)	(178.0)
Cash flows from financing activities:
Issuance of common stock	408.8	448.6	0.2	192.1
Stock issuance costs	—	(1.6)	—	(1.1)
Dividends paid	(107.4)	(82.8)	(38.3)	(29.9)
Borrowings from credit facility	1,190.0	530.0	180.0	115.0
Payments on credit facility	(737.3)	(460.0)	—	(145.0)
Payments on senior notes	(474.8)	—	—	—
Proceeds from issuance of debt	800.0	—	—	—
Payments on capital leases and lease financing arrangements	(7.3)	(6.8)	(2.5)	(2.4)
Payment of note payable	—	(1.5)	—	(1.5)
Debt issuance costs	(13.6)	(2.1)	—	—
Payment of debt extinguishment costs	(30.4)	—	—	—
Tax payment upon exercise of equity awards	(6.6)	(13.7)	—	(0.1)
Net cash provided by financing activities	1,021.4	410.1	139.4	127.1
Net increase (decrease) in cash and cash equivalents	10.0	(3.3)	(15.4)	(2.2)
Cash and cash equivalents at beginning of period	14.6	14.3	40.0	13.2
Cash and cash equivalents at end of period	$24.6	$11.0	$24.6	$11.0

Supplemental disclosures
Cash paid for interest	$58.2	$33.4	$30.7	$6.2
Cash paid for income taxes	1.9	1.2	0.3	—
Capitalized interest	12.4	6.8	4.3	1.8
Non-cash investing and financing activities
Acquisition and development of properties in accounts payable and other liabilities	133.6	117.7	133.6	117.7
Dividends payable	39.6	33.6	39.6	33.6
Debt issuance cost payable	—	—	—	—

CyrusOne Inc.
Net Operating Income and Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2016	$	%	2017	2017	2017	2016	2016
Net Operating Income
Revenue	$491.5	$391.7	$99.8	25%	$175.3	$166.9	$149.3	$137.4	$143.8
Property operating expenses	174.9	139.7	35.2	25%	63.0	59.6	52.3	47.8	54.6
Net Operating Income (NOI)	$316.6	$252.0	$64.6	26%	$112.3	$107.3	$97.0	$89.6	$89.2
NOI as a % of Revenue	64.4%	64.3%			64.1%	64.3%	65.0%	65.2%	62.0%
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(86.3)	$19.1	$(105.4)	n/m	$(55.1)	$(0.8)	$(30.4)	$0.8	$4.4
Interest expense	48.0	37.4	10.6	28%	17.9	16.5	13.6	11.4	13.8
Income tax expense	2.0	1.3	0.7	54%	0.9	0.7	0.4	0.5	0.6
Depreciation and amortization	188.1	134.6	53.5	40%	68.7	63.7	55.7	49.3	50.6
Transaction and acquisition integration costs	5.3	3.9	1.4	36%	3.0	1.7	0.6	0.4	1.2
Legal claim costs	1.1	0.7	0.4	57%	0.3	0.6	0.2	0.4	0.2
Stock-based compensation	11.6	8.5	3.1	36%	3.9	4.0	3.7	3.0	2.3
Severance and management transition costs	0.5	—	0.5	n/m	—	—	0.5	1.9	—
Loss on extinguishment of debt	36.5	—	36.5	n/m	—	0.3	36.2	—	—
New accounting standards and system implementation costs	1.3	—	1.3	n/m	0.8	0.5	—	—	—
Asset impairments and loss on disposals	59.3	—	59.3	n/m	55.5	3.6	0.2	5.3	—
Adjusted EBITDA	$267.4	$205.5	$61.9	30%	$95.9	$90.8	$80.7	$73.0	$73.1
Adjusted EBITDA as a % of Revenue	54.4%	52.5%			54.7%	54.4%	54.1%	53.1%	50.8%

CyrusOne Inc.
Reconciliation of Revenue to Net Operating Income to Net (Loss) Income
(Dollars in millions)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2017	2016	$	%	2017	2016	$	%
Revenue	$175.3	$143.8	$31.5	22%	$491.5	$391.7	$99.8	25%
Property operating expenses	63.0	54.6	8.4	15%	174.9	139.7	35.2	25%
Net Operating Income	$112.3	$89.2	$23.1	26%	$316.6	$252.0	$64.6	26%
Sales and marketing	3.9	4.7	(0.8)	(17)%	13.1	12.9	0.2	2%
General and administrative	17.5	13.9	3.6	26%	50.6	42.8	7.8	18%
Depreciation and amortization	68.7	50.6	18.1	36%	188.1	134.6	53.5	40%
Transaction and acquisition integration costs	3.0	1.2	1.8	150%	5.3	3.9	1.4	36%
Asset impairments and loss on disposal	55.5	—	55.5	n/m	59.3	—	59.3	n/m
Interest expense	17.9	13.8	4.1	30%	48.0	37.4	10.6	28%
Loss on extinguishment of debt	—	—	—	n/m	36.5	—	36.5	n/m
Income tax expense	0.9	0.6	0.3	50%	2.0	1.3	0.7	54%
Net (loss) income	$(55.1)	$4.4	$(59.5)	n/m	$(86.3)	$19.1	$(105.4)	n/m

CyrusOne Inc.
Reconciliation of Net (Loss) Income to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Nine Months Ended				Three Months Ended
	September 30,		Change		September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2016	$	%	2017	2017	2017	2016	2016
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:
Net (loss) income	$(86.3)	$19.1	$(105.4)	n/m	$(55.1)	$(0.8)	$(30.4)	$0.8	$4.4
Real estate depreciation and amortization	164.3	115.6	48.7	42%	60.3	55.3	48.7	42.0	44.2
Asset impairments and loss on disposal	59.3	—	59.3	n/m	55.5	3.6	0.2	5.3	—
Funds from Operations (FFO)	$137.3	$134.7	$2.6	2%	$60.7	$58.1	$18.5	$48.1	$48.6

Loss on extinguishment of debt	36.5	—	36.5	n/m	—	0.3	36.2	—	—
New accounting standards and system implementation costs	1.3	—	1.3	n/m	0.8	0.5	—	—	—
Amortization of customer relationship intangibles	18.5	14.5	4.0	28%	6.6	6.7	5.2	5.6	4.8
Transaction and acquisition integration costs	5.3	3.9	1.4	36%	3.0	1.7	0.6	0.4	1.2
Severance and management transition costs	0.5	—	0.5	n/m	—	—	0.5	1.9	—
Legal claim costs	1.1	0.7	0.4	57%	0.3	0.6	0.2	0.4	0.2
Normalized Funds from Operations (Normalized FFO)	$200.5	$153.8	$46.7	30%	$71.4	$67.9	$61.2	$56.4	$54.8
Normalized FFO per diluted common share	$2.28	$1.98	$0.30	15%	$0.79	$0.77	$0.72	$0.68	$0.67
Weighted Average diluted common shares outstanding	88.0	77.6	10.4	13%	90.9	88.5	84.5	82.9	81.3

Additional Information:
Amortization of deferred financing costs	3.4	3.0	0.4	13%	1.2	1.2	1.0	1.1	1.0
Stock-based compensation	11.6	8.5	3.1	36%	3.9	4.0	3.7	3.0	2.3
Non-real estate depreciation and amortization	5.3	4.5	0.8	18%	1.8	1.7	1.8	1.7	1.6
Deferred revenue and straight line rent adjustments	(5.6)	(17.7)	12.1	(68)%	6.5	(2.7)	(9.4)	(2.5)	(10.7)
Leasing commissions	(13.8)	(8.3)	(5.5)	66%	(6.1)	(3.8)	(3.9)	(3.8)	(3.0)
Recurring capital expenditures	(2.8)	(3.5)	0.7	(20)%	(0.6)	(0.7)	(1.5)	(1.9)	(1.7)

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, and Debt Schedule
(Unaudited)

Market Capitalization

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of September 30, 2017	Market Value Equivalents (in millions)
Common shares	91,289,335	$58.93	$5,379.7
Net Debt			2,024.0
Total Enterprise Value (TEV)			$7,403.7

Reconciliation of Net Debt

(dollars in millions)	September 30,	June 30,
	2017	2017
Long-term debt(a)	$2,037.7	$1,857.7
Capital lease obligations	10.9	11.7
Less:
Cash and cash equivalents	(24.6)	(40.0)
Net Debt	$2,024.0	$1,829.4

(a)Excludes adjustment for deferred financing costs.

Debt Schedule (as of September 30, 2017)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
Revolving credit facility	$337.7	L + 155bps	November 2021(a)
Term loan	250.0	2.73%	September 2021
Term loan	650.0	2.73%	January 2022
5.000% senior notes due 2024	500.0	5.000%	March 2024
5.375% senior notes due 2027	300.0	5.375%	March 2027
Total long-term debt(b)	$2,037.7	3.69%

Weighted average term of debt:	5.5	years

(a)	Assuming exercise of one-year extension option.

(b)	Excludes adjustment for deferred financing costs.

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of September 30, 2017		As of December 31, 2016		As of September 30, 2016
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Northern Virginia	559,152	86%	277,629	100%	236,911	100%
Dallas	506,152	82%	431,287	83%	431,239	83%
Phoenix	437,831	83%	215,892	94%	215,892	92%
Cincinnati	404,255	91%	386,508	92%	386,508	92%
Houston	308,074	76%	308,074	73%	308,074	71%
San Antonio	300,152	80%	108,112	99%	108,064	99%
New York Metro	218,448	83%	121,530	79%	121,530	90%
Chicago	212,971	61%	111,660	82%	111,660	84%
Austin	105,610	68%	105,610	50%	121,833	49%
Raleigh-Durham	64,559	84%	—	n/a	—	n/a
International	13,200	79%	13,200	70%	13,200	81%
Total	3,130,404	82%	2,079,502	85%	2,054,911	85%
Stabilized Properties(c)	2,493,617	93%	1,895,867	92%	1,871,276	93%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% utilized.

CyrusOne Inc.
2017 Guidance

Category	Previous 2017 Guidance(1)	Revised 2017 Guidance(1)
Total Revenue	$666 - 681 million	$670 - 677 million
Base Revenue	$591 - 601 million	$600 - 604 million
Metered Power Reimbursements	$75 - 80 million	$70 - 73 million
Adjusted EBITDA	$364 - 374 million	$369 - 372 million
Normalized FFO per diluted common share	$3.00 - 3.10	$3.05 - 3.10
Capital Expenditures	$700 - 750 million	$775 - 825 million
Development	$695 - 740 million	$770 - 817 million
Recurring	$5 - 10 million	$5 - 8 million

(1)Full year 2017 guidance includes the impact of the Sentinel data center acquisition from 3/1-12/31

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction and acquisition integration costs, legal claim costs, lease exit costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2017
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c)	Colocation Space (CSF)(d)	CSF Leased(e)	CSF Utilized(f)	Office & Other(g)	Office & Other Leased (h)	Supporting Infrastructure(i)	Total(j)
Dallas - Carrollton	Dallas	$65,757,460	304,598	88%	88%	64,317	61%	111,383	480,298	17,000	38
Houston - Houston West I	Houston	41,915,142	112,133	96%	97%	11,163	99%	37,243	160,539	3,000	28
Dallas - Lewisville*	Dallas	36,980,898	114,054	94%	94%	11,374	95%	54,122	179,550	—	21
Cincinnati - 7th Street***	Cincinnati	36,528,855	196,696	92%	92%	5,744	100%	175,148	377,588	46,000	16
Northern Virginia - Sterling II	Northern Virginia	29,496,067	158,998	100%	100%	8,651	100%	55,306	222,955	—	30
Chicago - Aurora I	Chicago	27,991,058	113,008	96%	96%	34,008	100%	223,478	370,494	27,000	71
Somerset I	New York Metro	27,954,085	96,918	88%	88%	26,613	85%	88,991	212,522	2,000	11
Totowa - Madison**	New York Metro	26,152,921	51,290	87%	87%	22,477	100%	58,964	132,731	—	6
Cincinnati - North Cincinnati	Cincinnati	25,801,061	65,303	97%	97%	44,886	75%	52,950	163,139	65,000	14
Wappingers Falls I**	New York Metro	25,054,517	37,000	87%	87%	20,167	97%	15,077	72,244	—	3
San Antonio III	San Antonio	24,970,762	131,767	100%	100%	9,309	100%	43,126	184,202	—	24
Phoenix - Chandler II	Phoenix	22,987,103	74,082	100%	100%	5,639	38%	25,519	105,240	—	12
San Antonio I	San Antonio	21,576,360	43,891	100%	99%	5,989	83%	45,650	95,530	11,000	12
Houston - Houston West II	Houston	20,853,233	79,540	93%	93%	4,355	88%	55,042	138,937	11,000	12
Phoenix - Chandler I	Phoenix	18,072,342	73,969	100%	100%	34,582	12%	38,524	147,075	31,000	16
Houston - Galleria	Houston	17,042,254	63,469	62%	62%	23,259	51%	24,927	111,655	—	14
Northern Virginia - Sterling I	Northern Virginia	16,839,498	77,961	98%	98%	5,618	77%	48,598	132,177	—	12
Phoenix - Chandler III	Phoenix	16,776,078	67,913	100%	100%	2,440	—%	30,415	100,768	—	14
Raleigh - Durham I	Raleigh-Durham	16,121,393	64,559	80%	84%	9,507	100%	82,119	156,185	246,000	10
Austin II	Austin	14,889,132	43,772	94%	95%	1,821	100%	22,433	68,026	—	5
Northern Virginia - Sterling III	Northern Virginia	14,832,000	79,122	100%	100%	7,264	100%	33,603	119,989	—	15
San Antonio II	San Antonio	13,932,688	64,221	100%	100%	11,255	100%	41,127	116,603	—	12
Florence	Cincinnati	13,460,913	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Cincinnati - Hamilton*	Cincinnati	8,924,489	46,565	77%	77%	1,077	100%	35,336	82,978	—	10
Phoenix - Chandler IV	Phoenix	5,454,000	73,433	100%	100%	3,039	100%	26,533	103,005	—	12
Cincinnati - Mason	Cincinnati	5,422,709	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
Dallas - Midway**	Dallas	5,356,920	8,390	100%	100%	—	—%	—	8,390	—	1
London - Great Bridgewater**	International	5,324,630	10,000	89%	97%	—	—%	514	10,514	—	1
Stamford - Riverbend**	New York Metro	5,172,265	20,000	30%	31%	—	—%	8,484	28,484	—	2
Northern Virginia - Sterling IV	Northern Virginia	4,480,494	81,291	100%	100%	5,523	100%	34,322	121,136	—	15
Norwalk I**	New York Metro	3,634,904	13,240	89%	91%	4,085	72%	40,610	57,935	87,000	2
Dallas - Marsh**	Dallas	2,570,566	4,245	100%	100%	—	—%	—	4,245	—	1
Chicago - Lombard	Chicago	2,261,519	13,516	61%	61%	4,115	100%	12,230	29,861	29,000	3
Stamford - Omega**	New York Metro	1,268,657	—	—%	—%	18,552	87%	3,796	22,348	—	—
Totowa - Commerce**	New York Metro	691,429	—	—%	—%	20,460	43%	5,540	26,000	—	—
Cincinnati - Blue Ash*	Cincinnati	605,785	6,193	36%	36%	6,821	100%	2,165	15,179	—	1
South Bend - Crescent*	Chicago	561,073	3,432	43%	43%	—	—%	5,125	8,557	11,000	1
Houston - Houston West III	Houston	518,466	—	—%	—%	10,131	100%	10,652	20,783	209,000	—
Singapore - Inter Business Park**	International	363,616	3,200	22%	22%	—	—%	—	3,200	—	1
South Bend - Monroe	Chicago	149,597	6,350	22%	23%	—	—%	6,478	12,828	4,000	1
Cincinnati - Goldcoast	Cincinnati	96,086	2,728	—%	—%	5,280	100%	16,481	24,489	14,000	1
Stabilized Properties - Total		$628,843,025	2,493,617	93%	93%	522,827	78%	1,629,578	4,646,022	813,000	456

CyrusOne Inc.
Data Center Portfolio
As of September 30, 2017
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k)	Available Critical Load Capacity (MW)(l)
	Metro Area	Annualized Rent(c)	Colocation Space (CSF)(d)	CSF Leased(e)	CSF Utilized(f)	Office & Other(g)	Office & Other Leased (h)	Supporting Infrastructure(i)	Total(j)
Stabilized Properties - Total		$628,843,025	2,493,617	93%	93%	522,827	78%	1,629,578	4,646,022	813,000	456

Pre-Stabilized Properties(b)
Austin III	Austin	8,323,093	61,838	42%	50%	15,055	83%	20,629	97,522	67,000	3
Northern Virginia - Sterling V	Northern Virginia	6,391,992	161,780	48%	53%	900	—%	109,592	272,272	241,000	18
Houston - Houston West III (DH #1)	Houston	2,287,405	52,932	21%	22%	—	—%	21,128	74,060	—	6
Dallas - Carrollton (DH #6)	Dallas	1,579,500	74,865	33%	38%	—	—%	21,224	96,089	—	3
Chicago - Aurora II (DH#1)	Chicago	—	76,665	3%	13%	10,045	—%	13,875	100,585	272,000	16
San Antonio IV	San Antonio	—	60,273	—%	—%	16,792	—%	21,333	98,398	—	12
Phoenix - Chandler VI	Phoenix	—	148,434	25%	50%	—	—%	32,037	180,471	11,000	18
All Properties - Total		$647,425,015	3,130,404	79%	82%	565,619	75%	1,869,396	5,565,419	1,404,000	532

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% utilized. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% utilized.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2017, multiplied by 12. For the month of September 2017, customer reimbursements were $74.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2015 through September 30, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2017 was $623.0 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2017 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent leased is determined based on CSF being billed to customers under signed leases as of September 30, 2017 divided by total CSF. Leases signed but not commenced as of September 30, 2017 are not included.

(f)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of September 30, 2017 divided by total Office & Other space. Leases signed but not commenced as of September 30, 2017 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of September 30, 2017
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(b)	Total	Critical Load MW Capacity(c)	Actual to Date(d)	Estimated Costs to Completion(e)	Total
Somerset II	New York Metro	4Q'17	—	—	—	210,000	210,000	—	$13	$11-12	$24-25
Raleigh-Durham I	Raleigh-Durham	4Q'17	11,000	—	—	—	11,000	2.0	—	6-7	6-7
Phoenix - Chandler V	Phoenix	4Q'17	72,000	—	17,000	96,000	185,000	6.0	14	30-34	44-48
Austin III	Austin	1Q'18	—	—	—	—	—	3.0	—	11-13	11-13
Northern Virginia - Sterling V	Northern Virginia	1Q'18	114,000	—	14,000	—	128,000	15.0	—	73-81	73-81
Phoenix - Chandler VI	Phoenix	1Q'18	—	—	—	—	—	6.0	1	18-20	19-21
Dallas - Carrollton	Dallas	2Q'18	51,000	—	2,000	—	53,000	15.0	—	53-59	53-59
Dallas - Allen	Dallas	2Q'18	79,000	27,000	60,000	175,000	341,000	6.0	—	58-64	58-64
Total			327,000	27,000	93,000	481,000	928,000	53.0	$28	$260-290	$288-318

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(c)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels.

(d)	Actual to date is the cash investment as of September 30, 2017. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(e)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of September 30, 2017
(Unaudited)

As of
Market	September 30, 2017
Austin	22
Chicago	23
Cincinnati	98
Dallas	33
Houston	20
International	—
New York Metro	—
Northern Virginia	16
Phoenix	39
Quincy, Washington	48
Raleigh-Durham	—
San Antonio	—
Total Available	299

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of September 30, 2017
(Dollars in thousands)
(Unaudited)

Period	Number of Leases(a)	Total CSF Signed(b)	Total kW Signed(c)	Total MRR Signed ($000)(d)	Weighted Average Lease Term(e)
3Q'17	411	151,000	14,830	$2,228	68
Prior 4Q Avg.	420	115,750	15,225	$2,235	79
2Q'17	451	136,000	16,673	$2,467	86
1Q'17	480	148,000	18,259	$2,632	103
4Q'16	358	74,000	9,038	$1,590	63
3Q'16	389	105,000	16,930	$2,250	63

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.2 million in 2Q'17 and 3Q'17 and $0.1 million in each of the other quarters.

(e)	Calculated on a CSF-weighted basis.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of September 30, 2017
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.2 million in 2Q'17 and 3Q'17 and $0.1 million in each of the other quarters.

CyrusOne Inc.
Customer Sector Diversification(a)
As of September 30, 2017
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	9	$113,320,726	17.5%	93.8
2	Information Technology	4	22,989,156	3.6%	89.7
3	Information Technology	7	22,497,631	3.5%	47.3
4	Financial Services	1	20,352,140	3.1%	162.0
5	Telecommunication Services	2	16,288,267	2.5%	12.1
6	Research and Consulting Services	3	15,073,612	2.3%	39.1
7	Healthcare	2	14,552,782	2.2%	123.0
8	Energy	5	13,595,179	2.1%	11.2
9	Energy	1	12,839,561	2.0%	29.4
10	Telecommunication Services	7	11,991,542	1.9%	31.7
11	Industrials	4	11,371,478	1.8%	23.0
12	Financial Services	2	9,022,180	1.4%	71.1
13	Information Technology	4	8,609,934	1.3%	58.7
14	Information Technology	2	7,478,947	1.2%	85.2
15	Information Technology	3	7,027,807	1.1%	123.7
16	Financial Services	1	6,600,225	1.0%	32.0
17	Consumer Staples	4	6,066,431	0.9%	41.4
18	Telecommunication Services	5	5,853,082	0.9%	19.1
19	Financial Services	7	5,210,826	0.8%	43.8
20	Financial Services	1	5,050,198	0.8%	50.0
			$335,791,704	51.9%	73.1

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2017, multiplied by 12. For the month of September 2017, customer reimbursements were $74.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2015 through September 30, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2017 was $623.0 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2017 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2017, which was approximately $647.4 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of September 30, 2017, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of September 30, 2017
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	688	70%	144,934	3%	$68,001,552	11%
1,000-2,499	116	12%	185,436	4%	39,373,594	6%
2,500-4,999	65	7%	237,680	5%	45,486,515	7%
5,000-9,999	39	4%	288,773	7%	57,802,819	9%
10,000+	71	7%	3,601,059	81%	436,760,535	67%
Total	979	100%	4,457,882	100%	$647,425,015	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of September 30, 2017. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2017, multiplied by 12. For the month of September 2017, customer reimbursements were $74.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2015 through September 30, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2017 was $623.0 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2017 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

CyrusOne Inc.
Lease Expirations
As of September 30, 2017
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		1,107,537	20%
Month-to-Month	493	41,790	1%	$10,599,893	2%	$10,726,880	1%
2017	391	135,043	3%	17,878,135	3%	17,999,393	3%
2018	2,307	507,249	9%	140,036,566	22%	141,804,164	20%
2019	1,165	457,415	8%	74,774,524	12%	77,273,585	11%
2020	1,115	442,665	8%	60,951,204	9%	64,581,444	9%
2021	546	494,847	9%	77,504,544	12%	89,166,905	12%
2022	187	349,709	6%	37,070,406	6%	42,704,257	6%
2023	77	155,484	3%	15,924,533	2%	23,613,687	3%
2024	38	222,717	4%	30,452,373	5%	39,615,492	6%
2025	39	179,247	3%	28,487,590	4%	33,192,416	5%
2026	26	578,122	10%	74,339,806	11%	82,106,475	11%
2027 - Thereafter	30	893,594	16%	79,405,441	12%	95,009,754	13%
Total	6,414	5,565,419	100%	$647,425,015	100%	$717,794,452	100%

(a)
Leases that were auto-renewed prior to September 30, 2017 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of September 30, 2017, multiplied by 12. For the month of September 2017, customer reimbursements were $74.5 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From October 1, 2015 through September 30, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of September 30, 2017 was $623.0 million. Our annualized effective rent was lower than our annualized rent as of September 30, 2017 because our negative straight-line and other adjustments and amortization of deferred revenue exceeded our positive straight-line adjustments due to factors such as the timing of contractual rent escalations and customer payments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of September 30, 2017, multiplied by 12.